Exhibit 99.1

Press Release

Akorn Shareholders Vote to Approve Merger Agreement with Fresenius Kabi

LAKE FOREST, Ill., July 19, 2017 (GLOBE NEWSWIRE) – Akorn, Inc. (NASDAQ:AKRX), a leading specialty generic pharmaceutical company, announced that its shareholders, at a special meeting held earlier today, have overwhelmingly voted to approve the previously announced merger agreement providing for the acquisition of Akorn by Fresenius Kabi, a subsidiary of Fresenius SE & Co. KGaA (FWB:FRE).

The transaction remains subject to regulatory approvals and customary closing conditions, and the companies expect the acquisition will close by early 2018.

About Akorn
Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India that manufacture ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on Akorn’s website at www.akorn.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers can identify these statements by forward-looking words such as “may,” “could,” “should,” “would,” “intend,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “continue”, “potential” or similar words. A number of important factors could cause actual results of Akorn and its subsidiaries to differ materially from those indicated by such forward-looking statements.  These factors include, but are not limited to, (i) the risk that the proposed merger with Fresenius Kabi may not be completed in a timely manner or at all; (ii) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement dated April 24, 2017, among Akorn, Fresenius Kabi, Quercus Acquisition, Inc. and, solely for purposes of Article VIII thereof, Fresenius SE & Co. KGaA (the “Merger Agreement”), including in circumstances which would require Akorn to pay a termination fee or other expenses; (iv) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on Akorn’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (v) risks related to diverting management’s attention from Akorn’s ongoing business operations; (vi) the risk that shareholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability and (vii) the risk factors detailed in Part I, Item 1A, “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (as filed with the Securities and Exchange Commission on March 1, 2017) and in Part II, Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (as filed with the Securities and Exchange Commission on May 4, 2017) and other risk factors identified herein or from time to time in our filings with the Securities and Exchange Commission. Readers should carefully review these risk factors, and should not place undue reliance on our forward-looking statements.  These forward-looking statements are based on information, plans and estimates at the date of this report. We undertake no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

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